         1701 Market Street                                        MORGAN, LEWIS

         Philadelphia, PA  19103                                 & BOCKIUS L L P

         (215)963-5000                           C O U N S E L O R S  A T  L A W

         Fax: (215)963-5299



         February 10, 2000



         Managed Municipal Fund, Inc.

         One South Street

         Baltimore, Maryland  21202



Re: Opinion of Counsel regarding Post-Effective Amendment No. 14 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 33-32819)
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         Ladies and Gentlemen:



         We have acted as counsel to Managed Municipal Fund, Inc. (the "Fund") a Maryland corporation, in connection with the above-referenced Registration Statement which relates to the Fund's shares of common stock, par value $.001 per share (the "Shares"). This opinion is being delivered to you in connection with the Fund's filing of Post-Effective Amendment No. 14 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

         (a) a certificate of the State of Maryland to the existence and good standing of the Fund dated February 9, 2000;

         (b) the Articles of Incorporation of the Fund and all amendments and supplements thereto (the "Articles of Incorporation");

         (c) a certificate executed by Felicia A. Emry, the Secretary of the Fund, certifying as to the Fund's Articles of Incorporation and By-Laws and certain resolutions adopted by the Board of Directors of the Fund authorizing the issuance of the shares; and

         (d)      a printer's proof of the Amendment.


         In our capacity as counsel to the Fund, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Fund. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.


         Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Articles of Incorporation and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Maryland.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.



         Very truly yours,



         /s/Morgan, Lewis & Bockius LLP
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         Morgan, Lewis & Bockius LLP

                          MANAGED MUNICIPAL FUND, INC.



                             Secretary's Certificate



         I, Felicia A. Emry, Secretary of Managed Municipal Fund, Inc., a Maryland corporation (the "Fund"), hereby certify that each of (1) the Fund's Articles of Incorporation as amended and supplemented through October 23, 1998;
(2) the Fund's By-Laws, as amended to date; and (3) the actions of the Board of Directors of the Fund in authorizing the issuance of the shares of the Fund, have not been further amended, modified or rescinded, and that such Articles of Incorporation, By-Laws, and votes otherwise continue in full force and effect as of the date hereof.



         IN WITNESS WHEREOF, I hereunto sign my name this 8th day of February, 2000.



                                                              /s/Felicia A. Emry
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                                                              Felicia A. Emry